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                                                                    EXHIBIT 3.16


                            CERTIFICATE OF FORMATION
                                       OF
                         KAISER SIERRA MICROMILLS, LLC


       This Certificate of Formation of Kaiser Sierra Micromills, LLC (the "Company"), dated December 11, 1995, is being duly executed and filed by the undersigned to form a limited liability company under the Delaware Limited Liability Company Act (the "Act")

              FIRST. The name of the limited liability company formed hereby is "Kaiser Sierra Micromills, LLC".

              SECOND. The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801.

              THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801.

              IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                        ORGANIZER

                                        /s/ LISA S. BLAHA
                                        ----------------------------------------
                                        Lisa S. Blaha